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                                                                   EXHIBIT 10.10

                            Collateral Therapeutics, Inc.
                               9360 Towne Centre Drive
                             San Diego, California 92121

                                    Hand Delivered
                                    --------------

                                     May 6, 1996





Schering Berlin Venture Group
c/o Berlex Biosciences
15049 San Pablo Avenue
Richmond, CA 94804-0099

Gentlemen:

          This letter is delivered in connection with and in reliance upon the execution of a Collaboration, License and Royalty Agreement (the "Collaboration Agreement") dated this date between Collateral Therapeutics, Inc., a California corporation, (the "Company") and Schering A. G., the parent company of Schering Berlin Venture Group ("Schering"). This letter will confirm our mutual agreement to amend and restate the Secured Promissory Notes dated August 15, 1995 and October 12, 1995, (collectively the "Notes"), unexecuted copies of which are attached to this letter, as follows:

     1. The third sentence of Paragraph 1 of each Note will provide as follows:

          "Unpaid principal together with all accrued interest shall be due and payable on demand by Payee at any time on or after January 1, 1998, unless there has been an Acceptance of a Quaified Gene as defined in the Collaboration Agreement prior to October 1, 1997."

     2.   The second paragraph of each Note shall provide as follows:

          "This Note is secured by a security interest on the assets of Obligor in favor of Payee pursuant to a Security Agreement dated August 16, 1995. All principal and interest of the Notes will be due and payable on Payee's demand on or after June 30, 1999, unless forgiven earlier by Payee pursuant to Section
6.3.2 of the Collaboration Agreement."

     3. Within ten business days from the date of this letter, Schering agrees to surrender to the Company the original executed Notes against simultaneous delivery by the Company to Schering of substituted Notes, restated and amended as provided herein.



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     If this correctly sets forth our agreement, please indicate by signing below.


                                   Very truly yours,

                                   COLLATERAL THERAPEUTICS, INC.


                                   By: /s/ Jack Reich, Ph.D.
                                      ---------------------------------
                                      Dr. Jack Reich, President





AGREED:

Schering Berlin Venture Group

By: /s/ illegible
   -----------------------------

Title: Treasurer
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